Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of November 2, 2025, among Qnity Electronics, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company listed on the signature pages hereto (collectively, the “Foreign Subsidiary Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) under this Indenture referred to below. Capitalized but undefined terms used herein shall have the meanings ascribed to them under the Indenture.

W I T N E S S E T H :

WHEREAS the Company and the Trustee entered into an Indenture (the “Indenture”) dated as of August 15, 2025, providing for the issuance of the Company’s 6.250% Senior Unsecured Notes due 2033 (the “Notes”);

WHEREAS Section 4.11 of this Indenture provides that under certain circumstances the Company is required to cause each Foreign Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Foreign Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a supplemental indenture on the terms and conditions set forth herein and in this Indenture; and

WHEREAS pursuant to Section 9.01(a)(iv) of this Indenture, the Trustee and the Company are authorized to execute and deliver this Second Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Foreign Subsidiary Guarantor, the Company, the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Agreement to Guarantee. Each Foreign Subsidiary Guarantor hereby agrees, jointly and severally with all the existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of this Indenture and to be bound by all other applicable provisions of this Indenture and the Notes.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. In acting hereunder, the Trustee shall be entitled to all of the rights, privileges, protections, benefits, indemnities and immunities of the Trustee under this Indenture.

5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Second Supplemental Indenture by email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Second Supplemental Indenture. The words “execution”, “signed”, “signature”, and words of like import in this Second Supplemental Indenture or any agreement entered into in connection therewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Supplemental Indenture to be duly executed as of the date first above written.

QNITY ELECTRONICS, INC.

by	/s/ Sharon Dobson
Name: Sharon Dobson
Title: Treasurer

[Signature Page to Unsecured Notes Supplemental Indenture]

EKC ADVANCED ELECTRONICS 2 JAPAN KABUSHIKI KAISHA

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

DUPONT PERFORMANCE PRODUCTS JAPAN KABUSHIKI KAISHA

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

EKC ADVANCED ELECTRONICS 1 JAPAN KABUSHIKI KAISHA

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

EKC ADVANCED ELECTRONICS 3 JAPAN KABUSHIKI KAISHA

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

LAIRD TECHNOLOGIES JAPAN, INC.

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

[Signature Page to Unsecured Notes Supplemental Indenture]

SPECIALTY PRODUCTS JAPAN G.K.

The Representative Member:
DuPont Electronic Materials CMP, LLC

by	/s/ Shigenori Kobayashi
Name: Shigenori Kobayashi
Title: Representative Director and President

[Signature Page to Unsecured Notes Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

by	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

[Signature Page to Unsecured Notes Supplemental Indenture]